Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Nominates Diana Sacchi to Board of Directors

Also announces planned retirement of Marc Bertoneche, PhD

SARASOTA, FL, March 14, 2022 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, announced today that the Board of Directors has nominated Diana Sacchi to stand for election as a Director at the Company’s 2022 Annual Meeting. The Company also announced that Marc Bertoneche, PhD, plans to retire from the Board effective at the Annual Meeting and therefore will not seek nomination. He has served on Helios’ Board of Directors since 2001.

Philippe Lemaitre, Chairman of the Board, commented, “The Board of Directors has a multi-year succession plan that enables a smooth transition as directors retire and an ability to further diversify our composition with the talent and skills we need in this ever changing world. Diana is a leader with exceptional global experience and has improved the effectiveness of a wide range of organizations, from multi-billion-dollar corporations to nonprofits serving a variety of sectors including manufacturing, cosmetics, electronics, pharmaceuticals, micro-finance and education. We believe she will be a valuable addition as Helios continues to grow through the successful execution of its augmented strategy.”

He continued, “We also want to thank Marc for his many years of remarkable, dedicated service to the Company over the years. He has been instrumental through the years in driving progress and change and we are grateful for his thoughtful contributions through several phases of our history. We wish him all the best in his retirement.”

Helios Technologies | 7456 16th St E| Sarasota, FL 34243 | 941-362-1200

Ms. Sacchi brings more than 25+ years of global human resources expertise in addition to being an experienced leadership coach. She currently is the Chief Human Resources Officer at Grameen America, a non-profit micro-finance organization dedicated to helping entrepreneurial women living in poverty build businesses to enable financial mobility. Previously, Ms. Sacchi has served as the Executive Vice President & Chief Human Resources Officer at Welbilt, a global food services equipment manufacturer. She also served as Vice President of Human Resources North America for LG Electronics USA. Earlier in her career, Ms. Sacchi progressed through leadership roles in human resources at Avon Products, Bristol-Myers Squibb and the United Nations Development Program. Diana holds a B.A. in Psychology from Texas Woman’s University and M.Ed. & MA in Psychological Counseling & Organizational Psychology from Columbia University. She is fluent in English, Spanish and Italian.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health, and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Center of Engineering Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) supply chain disruption and the potential inability to procure goods; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) inflation (including hyperinflation) or recession; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; and (vi) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 1, 2022.

For more information, contact:
Tania Almond

Vice President of Investor Relations, Corporate Communication and Risk Management

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com